SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the Amendment No. 2 to the registration statement on Form S-1 of Republik Media and Entertainment, Ltd. (A Development Stage Company) of our report dated October 12, 2009 on our audit of the consolidated financial statements of Republik Media and Entertainment, Ltd. (A Development Stage Company) as of June 30, 2009 and June 30, 2008 (restated) and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year ended June 30, 2009, for the period from inception on September 10, 2007 through June 30, 2008 (restated), and for the period from inception on September 10, 2007 through June 30, 2009 and the reference to us under the caption “Experts.”

/s/ Seale and Beers, CPAs
Seale and Beers, CPAs
Las Vegas, Nevada
June 17, 2010

Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351